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                                                                    Exhibit 11.1


                 CAPITAL FACTORS HOLDING, INC. AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE

                                                             Nine months ended        September 30,
                                                                 1997                     1996
                                                             -----------               -----------
PRIMARY
Weighted average number of common shares outstanding          12,300,482               10,623,358
Common equivalent shares outstanding - options                    19,837                        0
                                                             -----------              -----------

Total common and common equivalent shares outstanding         12,320,319               10,623,358
                                                             -----------              -----------

Net income                                                   $ 9,108,089              $ 7,732,562
                                                             -----------              -----------

Primary earnings per share                                   $      0.74              $      0.73
                                                             ===========              ===========

FULLY DILUTED

Weighted average number of common shares outstanding          12,300,482               10,623,358
Common equivalent shares outstanding - options                   337,542                   97,744
                                                             -----------              -----------

Total common and common equivalent shares outstanding         12,638 024               10,721,102
                                                             -----------              -----------

Net income                                                   $ 9,108,089              $ 7,732,562
                                                             -----------              -----------

Fully diluted earnings per share                             $      0.72              $      0.72
                                                             ===========              ===========


                                                           Three months ended        September 30,
                                                                1997                      1996
                                                             -----------              -----------
     PRIMARY
     Weighted average number of common shares outstanding     12,301,430               11,856,522
     Common equivalent shares outstanding - options               59,510                        0
                                                             -----------              -----------

     Total common and common equivalent shares outstanding    12,360,940               11,856,522
                                                             -----------              -----------

     Net income                                              $ 3,648,539              $ 3,271,402
                                                             -----------              -----------

     Primary earnings per share                              $      0.30              $      0.28
                                                             ===========              ===========

     FULLY DILUTED

     Weighted average number of common shares outstanding     12,301,430               11,856,522
     Common equivalent shares outstanding - options              337,542                   97,744
                                                             -----------              -----------

     Total common and common equivalent shares outstanding    12,638,972               11,954,266
                                                             -----------              -----------

     Net income                                              $ 3,648,539              $ 3,271,402
                                                             -----------              -----------

     Fully diluted earnings per share                        $      0.29             $      0.27
                                                             ===========             ===========


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